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                                                                   EXHIBIT 23.01




                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 27, 2001 (except with respect to the information contained in Note 1 and Note 2, as to which the date is December 27, 2001), included in Comshare, Incorporated and subsidiaries' Form 10-K/A-1 for the year ended June 30, 2001 and to all references to our Firm included in this registration statement.



                                                  Arthur Andersen LLP

Detroit, Michigan
December 27, 2001.





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